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                                                                   Exhibit 10.45
IBM CREDIT CORPORATION

                          TERM LEASE MASTER AGREEMENT

Name and Address of Lessee:                          Agreement No.:  2706097
EDISON SCHOOLS
521 FIFTH AVE
15TH FLOOR                                        Branch Office No.:     EOU
NEW YORK, NY 10001-0000

Branch Office Address:                                 Customer No.: 2706097
27 COMMERCE DRIVE
CRANFORD, NJ  07016


The Lessor under this Term Lease Master Agreement ("Agreement") is a) IBM Credit Corporation, a subsidiary of International Business Machines Corporation ("IBM"); b) a partnership in which IBM Credit Corporation is a partner; or c) a business enterprise for which IBM Credit Corporation is acting as agent ("Lessor"). The "Lessee" is the business entity indicated on the signature line below. Any Parent, Subsidiary or Affiliate of Lessee may enter into a Lease and/or Financing Transaction (each as defined below) under this Agreement by signing a Term Lease Supplement ("Supplement") referencing this Agreement and so will be bound to the terms and conditions of this Agreement as Lessee. For the purposes of this Agreement, "Parent" shall mean a business entity that owns or controls a majority interest of Lessee: "Subsidiary" shall mean a business entity a majority interest of which is owned or controlled by Lessee: and "Affiliate" shall mean a business entity under common majority control with Lessee. A Lease or Financing Transaction under this Agreement shall be effective when a Supplement listing equipment to be leased ("Equipment") and software program licenses, maintenance, services, and other one-time charges to be financed ("Financed Items") is signed by both parties. Equipment includes any internal programming that is integral to the Equipment's functioning ("Licensed Internal Code"). Lessee may acquire Equipment and Financed items from IBM, Lessor, or any other manufacturer, vendor or provider ("Lessee's Supplier"). The terms of (a) the Supplement; (b) any applicable attachments: and (c) this Agreement: each as may be amended by addenda, shall constitute the lease for the Equipment ("Lease") and Financing Transaction for the Financed Items ("Financing Transaction") listed in the applicable Supplement. Some Leases or Financing Transactions may have additional terms that will be specified in attachments or addenda. Terms in a Supplement and related attachments or addenda will apply only to the Lease and/or Financing Transaction represented by that Supplement. The headings of the Paragraphs are inserted for convenience only.

1. OPTIONS. Each Supplement shall constitute a single Lease and/or Financing Transaction but for each line item listed there will be a Lease or Financing Transaction option indicated. The various options are described in the "Option Codes" table on the Supplement.

2. CREDIT REVIEW. For each Lease or Financing Transaction, Lessee consents to a reasonable credit review by Lessor.

3. AGREEMENT TERM. This Agreement shall be effective when signed by both parties and may be terminated by either party upon one (1) month prior written notice. Each Lease or Financing Transaction then in effect, however, shall remain subject to the terms and conditions of this Agreement until its expiration or termination.

4. LESSOR CHANGES. Lessor may, with at least three (3) months prior written notice to Lessee, change the terms of this Agreement. Such changes will apply only to Leases and Financing Transactions that begin after the effective date specified in the notice, and only if Lessee does not notify Lessor that it does not agree to the changes.

5. SURVIVAL OF OBLIGATIONS. Lessor's and Lessee's obligations under this Agreement, which by their nature would continue beyond the expiration or termination of a Lease or Financing Transaction, will survive the expiration or termination of a Lease or Financing Transaction.

6. SELECTION AND USE OF EQUIPMENT, PROGRAMMING AND LICENSED PROGRAM MATERIALS. Lessee agrees that it did not rely on the Lessor, nor is the Lessor responsible, for the selection, use of, and results obtained from the Equipment or Financed Items. Nothing in this Agreement is intended to limit any rights Lessee may have with respect to Lessee's Supplier or the Equipment manufacturer.

7. ASSIGNMENT TO LESSOR. Lessee assigns to Lessor, effective upon Lessor signing the Supplement, its right to purchase from and its obligation to pay its Supplier. All other rights and obligations as defined in the agreement between Lessee and Lessee's Supplier governing the purchase of the Equipment ("Purchase Agreement") shall remain with Lessee. Lessee represents that it has reviewed and approved the Purchase Agreement. Lessor will not modify or rescind the Purchase Agreement.

8. LEASE NOT CANCELLABLE; LESSEE'S OBLIGATIONS ABSOLUTE. Once the Term of any Lease or Financing Transaction has begun, as described in Paragraphs 13 and 14, Lessee's commitments hereunder become irrevocable and independent of acceptance of the Equipment. Lessee's obligation to pay all Rent and other amounts required to be paid by Lessee under this Agreement is absolute and unconditional and shall not be affected by any right of set-off or defense of any kind whatsoever, including any failure of the Equipment or a Financed item to perform, or any representations by Lessee's Supplier. Lessee shall make any claim solely against Lessee's Supplier, the Equipment manufacturer or other third party if the Equipment or a Financed Item is unsatisfactory for any reason.

9. WARRANTIES. Lessor passes through to Lessee, to the extent permitted, all applicable warranties made available by Lessee's Supplier and/or by the Equipment manufacturer in the Purchase Agree-

THIS AGREEMENT, AND ANY APPLICABLE SUPPLEMENT, ATTACHMENTS OR ADDENDA ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT REGARDING EACH LEASE OR FINANCING TRANSACTION. THESE DOCUMENTS SUPERSEDE ANY PRIOR ORAL OR WRITTEN COMMUNICATIONS BETWEEN THE PARTIES. IF THERE IS A CONFLICT OF TERMS AMONG THE DOCUMENTS, THE ORDER OF PRECEDENCE WILL BE AS FOLLOWS: (a) ATTACHMENTS OR ADDENDA TO A SUPPLEMENT, (b) SUPPLEMENT, (c) ATTACHMENTS OR ADDENDA TO THIS AGREEMENT, (d) THIS AGREEMENT. DELIVERY OF AN EXECUTED COPY OF ANY OF THESE DOCUMENTS BY FACSIMILE OR ANY OTHER RELIABLE MEANS SHALL BE DEEMED TO BE AS EFFECTIVE FOR ALL PURPOSES AS DELIVERY OF A MANUALLY EXECUTED COPY. LESSEE ACKNOWLEDGES THAT LESSOR MAY MAINTAIN A COPY OF THESE DOCUMENTS IN ELECTRONIC FORM AND AGREES THAT A COPY REPRODUCED FROM SUCH ELECTRONIC FORM OR ANY OTHER RELIABLE MEANS (FOR EXAMPLE, PHOTOCOPY, IMAGE OR FACSIMILE) SHALL IN ALL RESPECTS BE CONSIDERED EQUIVALENT TO AN ORIGINAL. IF INDICATED HERE, THE FOLLOWING ATTACHMENTS SHALL APPLY TO AND BE INCORPORATED BY REFERENCE IN THIS AGREEMENT;


----------------------------  Lessee may not modify or change the terms of this
                              Agreement without the Lessor's prior written
----------------------------  consent.
                                            ----------------
                                             Lessee initial

Accepted by:
IBM CREDIT CORPORATION        Lessee: EDISON SCHOOLS


By                            By  /s/ Don Sunderland
  ---------------------------   -------------------------------------
     Authorized Signature                 Authorized Signature

                                        Don Sunderland (CIO)     6/12/00
-----------------------------------   -------------------------------------
Name (Type or Print)      Date        Name (Type or Print)         Date



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Z125-3318-05 (07/98)

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ment. Lessor represents and warrants that neither Lessor, nor anyone acting or claiming through Lessor, by assignment or otherwise, will interfere with Lessee's quiet enjoyment of the Equipment so long as no event of default by Lessee or anyone acting or claiming through Lessee shall have occurred and be continuing. During the Term of the Lease, Lessor assigns to Lessee all the rights that Lessor may have to be defended by Lessee's Supplier and/or by the Equipment manufacturer under any patent and copyright provisions in the Purchase Agreement. EXCEPT AS EXPRESSLY PROVIDED ABOVE, LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. AS TO LESSOR, LESSEE LEASES THE EQUIPMENT AND TAKES ANY FINANCED ITEM "AS IS". IN NO EVENT SHALL LESSOR HAVE ANY LIABILITY FOR, NOR SHALL LESSEE HAVE ANY REMEDY AGAINST LESSOR FOR, CONSEQUENTIAL DAMAGES, ANY LOSS OF PROFITS OR SAVINGS, LOSS OF USE, OR ANY OTHER COMMERCIAL LOSS. This shall in no way affect Lessee's rights and remedies against Lessee's Supplier and/or the Equipment manufacturer.
     10. LESSEE AUTHORIZATION. Lessee is authorized to act on Lessor's behalf concerning delivery and installation of the Equipment and any warranty service for the Equipment, including any programming services. Lessor represents and warrants that it has the right to grant the authorization and rights to Lessee referred to in this Paragraph.
     11. DELIVERY AND INSTALLATION. Lessee is responsible for the delivery, installation and acceptance of the Equipment and any Financed Item and shall pay any delivery and installation charges not paid by Lessee's Supplier. Lessor shall not be liable for any delay in, or failure of, delivery of the Equipment or Financed Items unless provided by Lessor.
     12. USED EQUIPMENT LEASES. For used Equipment supplied by Lessor, the following provisions apply: The Equipment is subject to prior disposition at any time prior to Lessor's acceptance of a signed Supplement. The Equipment is provided "as is", without any warranty whatsoever by Lessor, in accordance with Paragraph 9. However, provided that the Equipment is unmodified since the date of delivery; has been manufactured and assembled by or for IBM; and has been installed and maintained by IBM, Lessor guarantees Lessee's satisfaction with the quality of the Equipment for three (3) months following the "Release Date" indicated on the face of the Supplement. If Lessee is dissatisfied with the Equipment for any reason, Lessee may notify Lessor within three (3) months of the Release Date and, at Lessor's option, the Equipment will either be (a) replaced with equivalent Equipment or (b) returned to Lessor and the Lease terminated and any Rent payments made to Lessor refunded to Lessee. If Lessee cancels its commitment to Lease the Equipment after Lessor signs the applicable Supplement but before the Equipment is delivered and accepted by Lessee, then Lessee shall be liable to Lessor for three (3) months Rent as liquidated damages. Lessor shall bear the risk of loss or damage to the Equipment during transit from the pick-up location to Lessee's location, provided the Equipment is transported by a carrier designated by Lessor.
     13. RENT COMMENCEMENT DATE. Unless otherwise stated on the applicable Supplement, the Rent Commencement Date shall be (a) for Equipment supplied by IBM, the day following the date of installation of the Equipment as provided for in the Purchase Agreement; (b) for Equipment supplied by Lessor, the earlier of the date of installation or fourteen (14) days after the Release
Date as specified in the Supplement; (c) for Equipment supplied by Lessee's Supplier, the date Lessee designates on a certificate of acceptance; or, (d) for Financed Items, the date Lessor makes funds available to Lessee or Lessee's Supplier.
     14. LEASE TERM. The Lease or Financing Transaction shall be effective when the Supplement is signed by both parties. The Initial Term of the Lease or Financing Transaction shall begin on the Rent Commencement Date and shall expire at the end of the number of months specified as "Term" in the Supplement. Except for Equipment supplied by Lessor, if Lessee cancels its order with Lessee's Supplier prior to installation or discontinues any Financed Item prior to the date Lessor makes funds available, the Lease or Financing Transaction with respect to that item shall terminate without penalty.
     15. RATE PROTECTION. The Rates stated on the Supplement are not subject to change provided the Supplement is signed and returned to Lessor by the date indicated on the Supplement and the Equipment is installed by the end of the month of the Estimated Commencement Date stated on the Supplement.
     16. RENT. During the initial Term, Lessor shall invoice and Lessee shall pay Rent for each Payment Period as specified in the Supplement. Lessee's obligation to pay shall begin on the Rent Commencement Date. When the Rent Commencement Date is not on the first day of a calendar month and/or when the initial Term does not expire on the last day of a calendar month, the applicable Rent for the first and last payment will be prorated on the basis of 30-day months.
     17. RENEWAL. Lessee may, upon at least one (1) month prior written notice to Lessor, renew the Lease with respect to any line item of Equipment, provided Lessee is not then in default. Lessor shall offer a renewal Term of one (1) year but may, if requested, offer different renewal Terms. For Equipment line items with a fair market value end-of-Lease renewal option, the renewal Rent shall be the projected fair market rental value of the Equipment as of the commencement of such renewal Term. For Equipment line items with a prestated end-of-Lease renewal option, the renewal Rent shall be one-half of the prestated Purchase Percent multiplied by the Unit Purchase Price stated in the Supplement and such renewal Rent payments will be annual and payable in advance.
     18. PURCHASE OF EQUIPMENT. Lessee may, upon at least one (1) month prior written notice to Lessor, purchase any line item of Equipment upon expiration of the Lease provided Lessee in not then in default. For Equipment line items with a fair market value end-of-Lease purchase option, the purchase price shall be the projected fair market sales value of the Equipment as of such expiration date. For Equipment line items with a prestated purchase option, the purchase price shall be specified in the Supplement. If the Lessee purchases any Equipment, Lessee shall, on or before the date of purchase, pay (a) the purchase price, (b) any applicable taxes, (c) all Rent due through the day preceding the date of purchase, and (d) any other amounts due under the Lease. Lessor shall, on the date of purchase, transfer to Lessee by bill of sale provided upon Lessee's request, without recourse or warranty of any kind, express or implied, all of Lessor's right, title and interest in and to such Equipment on an "AS IS, WHERE IS" basis, except that Lessor shall warrant title free and clear of all liens and encumbrances created by or through Lessor.
     19. OPTIONAL EXTENSION. If, at the expiration of the Term, Lessee has not elected to renew the Lease, purchase or return the Equipment in accordance with Paragraph 25, and as long as Lessee is not in default under the Lease, the Lease will be extended for each unreturned item of Equipment unless (a) Lessee notifies Lessor in writing, not less than one (1) month prior to Lease expiration, that Lessee does not want the extension, or (b) the Equipment is returned to and received by Lessor within fourteen (14) days after the expiration of the Term. The extension will be under the same terms and conditions then in effect, including current Rent (but for Equipment line items with a fair market value purchase option, not less than fair market rental value as determined by Lessor at the expiration of the Term) and will continue on a day-to-day basis until the earlier of termination by either party upon one
(1) month prior written notice, or six (6) years after expiration of the initial Term. For purposes of this Paragraph, current Rent shall be calculated as the sum of the Lease payments over the initial Term divided by the Initial Term of the Lease.
     20. INSPECTION; MARKING; FINANCING STATEMENT. Upon reasonable advance request, Lessee agrees to allow Lessor to inspect the Equipment and its maintenance records during Lessee's normal business hours, subject to Lessee's reasonable security procedures, Lessee will affix to the Equipment any identifying labels supplied by Lessor indicating ownership. The filing of any Uniform Commercial Code financing statements in connection with a Lease or Financing Transaction shall be governed by the terms and conditions of the applicable Supplement and any Supplement addendum.
     21. EQUIPMENT USE. Lessee agrees that Equipment will be used for business purposes and not primarily for personal, family or household purposes and that it will be used in accordance with applicable laws and regulations.
     22. MAINTENANCE. Lessee shall, at its expense, on its own or through third parties, keep the Equipment in a suitable environment as specified by the Equipment manufacturer, and in good condition and working order, ordinary wear and tear excepted.
     23. ALTERATIONS; MODIFICATIONS; PARTS. For the purposes of this Agreement, a "Part" is any component or element of the Equipment; a "Modification" is any upgrade, feature or other change to the Equipment which is or has been offered for sale by the Equipment manufacturer and which contains no Part which has been changed or altered since its original manufacture; an "Alteration" is any change to the Equipment which is not a Modification. Lessee may modify or alter the Equipment only upon prior written notice to Lessor. Lessee may obtain new or used Alterations or Modifications from any supplier and may finance them with sources other than Lessor provided no security interest is created that encumbers or conflicts with Lessor's ownership of the Equipment. Any Lessor-owned Parts that Lessee removes shall remain Lessor's property and Lessee shall not make such Parts available for sale, transfer, exchange or other disposition without Lessor's prior written consent.
     Before returning the Equipment to Lessor, Lessee agrees to remove any Alteration and may remove any Modification not owned by Lessor. If removed, Lessee agrees to, at its expense, restore the Equipment to its original condition using the removed Parts, normal wear and tear excepted. If Lessor had previously consented to the disposition of removed Parts, the restoration must be with Parts Lessor owns or supplies, or those supplied by a source approved by Lessor. If not removed, such Modifications shall become the property of Lessor, without charge, free of any liens or encumbrances.

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     Changes or additions made to items of Equipment in connection with
Maintenance or warranty services, including engineering changes, utilizing manufacturer's genuine parts, are exempt from the terms of this paragraph, and any Parts installed in connection with such services shall become the property of Lessor.
     24. LEASES FOR MODIFICATIONS. At Lessee's request, and subject to satisfactory credit review, Lessor will lease or finance new Modifications, used Modifications from Lessor's inventory, and Financed items associated with the Modifications. Leases for Modifications will be at then current terms and conditions and must be coterminous with the underlying Equipment Lease.
     25. RETURN OF EQUIPMENT. Lessee will return the Equipment to Lessor upon expiration or termination of the Lease. Upon return, the equipment must be in good condition and working order, normal wear and tear excepted and qualified for the manufacturer's maintenance service, if available. Lessee will return the Equipment to the nearest IBM Credit consolidation and refurbishment center for that type of equipment located in the contiguous United States. Unless otherwise agreed, Lessee is responsible for: a) deinstallation, packing and return of the Equipment and any associated costs; and b) any cost to qualify the Equipment for the manufacturer's maintenance service, or, if not available, the cost to return the Equipment to good working condition. The return of the Equipment shall constitute a full release by Lessee of any leasehold rights or possessory interest in the Equipment.
     26. CASUALTY INSURANCE; LOSS OR DAMAGE. Lessor will maintain, at its own expense, insurance covering loss of or damage to the equipment (excluding any Modifications or Alterations not subject to a lease under this Agreement) with a $5,000 deductible per occurrence. If any item of Equipment shall be lost, stolen, destroyed or irreparably damaged for any cause whatsoever ("Casualty Loss") before the Rent Commencement Date, the Lease with respect to that item shall terminate. If any item of Equipment suffers Casualty Loss, or shall be otherwise damaged on or after the Rent Commencement Date, Lessee shall promptly inform Lessor. To claim a Casualty Loss Lessee must file a police or fire department report or other appropriate documentation substantiating the Casualty Loss. If Lessor determines that the item can be economically repaired, Lessee shall place the item in good condition and working order and Lessor will promptly reimburse Lessee the reasonable cost of such repair, less the deductible. If not so repairable, Lessee shall pay Lessor the lesser of $5,000 or the fair market sales value of the Equipment immediately prior to the Casualty Loss. Upon Lessor's receipt of payment the Lease with respect to that item shall terminate and Lessee's obligation to pay Rent for the Equipment will be deemed to have ceased as of the date of the Casualty Loss. For purposes of this Paragraph, Lessor will consider the manufacturer's charge for such repair to be the reasonable cost of repair.
     27. TAXES. Lessee shall promptly reimburse Lessor, as additional Rent, for all taxes, charges, and fees levied by any governmental body or agency upon or in connection with this Agreement, excluding, however, all taxes on or measured by the net income of Lessor.
     28. LESSOR'S PAYMENT. If Lessee fails to pay taxes as required under this Agreement, discharge any liens or encumbrances on the Equipment (other than those created by or through Lessor), or otherwise fails to perform any other provision Lessee is required to perform under this Agreement, Lessor shall have the right to act in Lessee's stead so as to protect Lessor's interests, in which case, Lessee shall pay Lessor the cost thereof.
     29. TAX INDEMNIFICATION. Solely for Leases entered into on the basis that Lessor is the owner of the Equipment for tax purposes, Lessor and Lessee agree that Lessor shall be entitled to certain federal and state tax benefits available to an owner of Equipment, including, under the Internal Revenue Code of 1988, as amended (the "Code"), the maximum Modified Accelerated Cost
Recovery System deductions for 5-year property and deductions for interest expense incurred to finance the purchase of the Equipment ("Tax Benefits"). Lessee represents and warrants that (a) at no time will Lessee take or omit to take any action which would result in a loss, reduction, disallowance, recapture or other unavailability ("Loss") to Lessor (or the consolidated group with which Lessor files tax returns) of the Tax Benefits, and (b) Lessee will take no position inconsistent with the assumption that Lessor is the owner of the Equipment for federal income tax purposes. Upon Lessor's written notice to Lessee that a Loss of Tax Benefits has occurred, Lessee shall reimburse Lessor an amount that shall make Lessor's after-tax rate of return and cash flows ("Financial Returns") over the Term of the Lease equal to the expected
Financial Returns that would have been otherwise available. Lessee shall have no obligation to reimburse Lessor for a Loss of Tax Benefits resulting from (i) a determination that a Lease does not constitute a true lease for federal income tax purposes, provided such determination is not the result of an act of tax purposes, provided such determination is not the result of an act of Lessee, or (ii) a change in the tax law after the applicable Rent Commencement Date.
     30. GENERAL INDEMNITY. Each Lease under this Agreement is a net lease. Lessee indemnifies Lessor against any third party claims whatsoever which arise in connection with this Agreement or Lessee's possession and use of the Equipment or a Financed Item hereunder including all related reasonable costs and expenses, and legal fees incurred by Lessor. Lessee shall not be liable for any claim resulting from the sole negligence or willful misconduct of Lessor. Lessee agrees that upon written notice by Lessor of the assertion of any claim, Lessee shall assume full responsibility for the defense of such claim. Lessor shall cooperate as may be reasonably required in such defense.
     31. LIABILITY INSURANCE. Lessee shall obtain and maintain commercial general liability insurance, in the amount of at least $1,000,000 or more for each occurrence, with an Insurer having a "Best Policyholders" rating of B+ or better. The policy shall name Lessor as an additional insured as Lessor's interests may appear and shall contain a clause requiring the insurer to give Lessor at least one (1) month prior written notice of the cancellation, or any material alteration in the terms of the policy. Lessee shall furnish to Lessor, upon request, evidence that such insurance coverage is in effect.
     32. SUBLEASE AND RELOCATION OF EQUIPMENT; ASSIGNMENT BY LESSEE. Upon one
(1) month prior written notice to Lessor, Lessee may relocate the Equipment to another of its business locations provided that Lessee remains the end user of the Equipment. Any other relocation requires Lessor's prior written consent. Upon Lessor's prior written consent, which will not be unreasonably withheld, Lessee may sublease the Equipment to another end user. No sublease or relocation shall relieve Lessee of its obligations under the Lease and Lessee will be responsible for all costs and expenses associated with any relocation or sublease of the Equipment, including additional taxes or any Tax Loss incurred by Lessor. In no event shall Lessee remove or allow the Equipment to be removed from the United States. LESSEE SHALL NOT ASSIGN, TRANSFER OR OTHERWISE DISPOSE OF ANY LEASE OR FINANCING TRANSACTION, ANY EQUIPMENT, OR ANY INTEREST THEREIN, OR CREATE OR SUFFER ANY LEVY, LIEN OR ENCUMBRANCE THEREOF EXCEPT THOSE CREATED BY OR THROUGH LESSOR.
     33. ASSIGNMENT BY LESSOR. Lessee acknowledges and understands that the terms and conditions of the Leases and Financing Transactions have been fixed to enable Lessor to sell and assign its interest or grant a security interest or interests in the Leases and Financing Transactions and the Equipment, individually or together, in whole or in part, for the purpose of securing loans to Lessor or otherwise. Lessee shall not assert against any such assignee any setoff, defense or counterclaim that Lessee may have against Lessor or any other person. Lessor shall not be relieved of its obligations hereunder as a result of any such assignment unless Lessee expressly consents thereto, nor shall any rights or obligations of Lessee by changed except as described herein.
     34. FINANCING. Any one-time charge (indicated on the Supplement as the "Amount Financed") for a Financed Item will be paid by Lessor to Lessee's Supplier or directly to Lessee. Any other charges which may be owed or due to Lessee's Supplier shall be paid directly to Lessee's Supplier by Lessee. Lessee's obligation to pay Rent for the Financed Item shall not be affected by any discontinuance, return or destruction of any Financed Item on or after the date Lessor makes funds available. If Lessee discontinues any of the Financed Items in accordance with the terms of the applicable agreement with Lessee's Supplier prior to the date Lessor makes funds available, then the Financing Transaction with respect to the affected one-time charge shall be cancelled.
     35. FINANCING PREPAYMENT (DOES NOT APPLY FOR ITEMS OR EQUIPMENT). Lessee may terminate a Financing Transaction (but not a Lease with respect to an item of Equipment) by prepaying its remaining Rent. Lessee shall provide Lessor with at least one (1) month prior written notice of the intended prepayment date. Lessor may, depending on market conditions at the time, reduce the remaining Rent to reflect such prepayment and shall advise the Lessee of the balance to be paid. If prior to Lease expiration, Lessee shall at the same time prepay any related line items of Financing Transactions.
     36. DELINQUENT PAYMENTS. If any amount to be paid to Lesser is not paid on or before its due date, Lessee shall pay Lessor two percent (2%) of the unpaid amount for each month or part thereof from the due date until the date paid or, if less, the maximum allowed by law.
     37. DEFAULT; NO WAIVER. Lessee shall be in default under this Agreement upon the occurrence of any of the following events: (a) Lessee fails to pay any amount when due under this Agreement and such failure shall continue for a period of seven (7) days after the due date; (b) Lessee subleases, relocates, assigns or makes any transfer in violation of the terms of this Agreement; (c) Lessee fails to perform any other obligations or violates any of its covenants or representations under a Lease or Financing Transaction, or Lessee fails to perform any of its obligations under any other agreement it may have with Lessor, and such failure or breach shall continue for a period of fifteen (15) days after written notice is received by Lessee from Lessor; (d) Lessee or any guarantor of Lessee's obligations under this Agreement makes a misrepresentation in any application for credit or other financial data required to be provided by Lessee in connection with a Lease or Financing Transaction;
(e) Lessee or a guarantor makes an assignment for the benefit of creditors, or consents to the appointment of a trustee or receiver, or if either shall be appointed for Lessee or a guarantor or for a substantial part of its property without its consent; (f) any petition or proceeding is filed by or against Lessee or a guarantor under any Federal or State bankruptcy or insolvency code or similar law, and if such petition is involuntary, it is not dismissed within sixty (60) days after filing thereof;
(g) Lessee or guarantor sells or disposes of all or substantially all of its assets (and Lessor does not consent to the same) or ceases doing business; or
(h) a guarantor or the provider of any other credit enhancement under this Agreement breaches, terminates without Lessor's consent or contests any guaranty or other credit enhancement document of which Lessor is a beneficiary.

     Lessor shall be in default under this Agreement upon the occurrence of any of the following events: (i) Lessor breaches Lessee's right of quiet enjoyment (except in an instance where Lessee is in default under the applicable Lease or Financing Transaction), and Lessor is unable to remedy such breach within fifteen (15) days of Lessee's written notice to Lessor thereof; (ii) Lessor fails to perform any other provisions or violates any of its covenants or representations under a Lease or Financing Transaction and such failure or breach shall continue for a period of fifteen (15) days after written notice is received by Lessor from Lessee; (iii) Lessor makes an assignment for the benefit of creditors, or consents to the appointment of a trustee or receiver, or if either shall be appointed for Lessor or for a substantial part of its property without its consent; or (iv) any petition or proceeding is filed by or against Lessor under any Federal or State bankruptcy or insolvency code or similar law and, if such petition is involuntary, it is not dismissed within sixty (60) days after filing thereof.

     Any failure of either party to require strict performance by the other party or any waiver by either party of any provision in a Lease, Financing Transaction or this Agreement shall not be construed as a consent or waiver of any other breach of the same or of any other provision.

     38. REMEDIES. If Lessee is in default under this Agreement, all amounts due and to become due under each Lease and Financing Transaction shall be immediately due and payable, without further notice from Lessor, and Lessor shall have the right, in its sole discretion, to exercise any one or more of the following remedies in order to protect its interests, reasonably expected profits and economic benefits under this Agreement. Lessor may (a) declare any Lease or Financing Transaction entered into pursuant to this Agreement to be in default; (b) terminate in whole or in part any Lease or Financing Transaction;
(c) recover from Lessee any and all amounts then due and to become due; (d) take possession of any or all items of Equipment, wherever located, without demand or notice, without any court order or other process of law, in accordance with Lessee's reasonable security procedures; and (e) demand that Lessee return any or all items of Equipment to Lessor in accordance with Paragraph 26 and, for each day that Lessee shall fail to return any item of Equipment, Lessor may demand an amount equal to the current Rent, prorated on the basis of a 30-day month. Upon repossession or return of any item of Equipment, Lessor shall sell, lease or otherwise dispose of such item in a commercially reasonable manner, with or without notice and on public or private bid, and apply the net proceeds thereof towards the amounts due under the Lease but only after deducting (i) in the case of sale, the estimated fair market sales value of such item as of the scheduled expiration of the Lease; or (ii) in the case of any replacement lease, the rent due for any period beyond the scheduled expiration of the Lease for such item; and (iii) in either case, all reasonable and necessary expenses, including reasonable legal fees, incurred in connection therewith. Any excess net proceeds are to be retained by Lessor. Lessor may pursue any other remedy available at law or in equity. No right or remedy is exclusive of any other provided herein or permitted by law or equity; all such rights and remedies shall be cumulative and may be enforced concurrently or individually.

     If Lessor is in default under this Agreement, Lessee's exclusive and sole remedy shall be (x) to terminate the applicable Lease or Financing Transaction and return the applicable items of Equipment to Lessor; and (y) to recover damages arising out of such default from Lessor, and all reasonable and necessary expenses, including reasonable legal fees, incurred in connection therewith.

     39. LESSOR'S EXPENSE. Lessee shall pay Lessor all reasonable costs and expenses, including reasonable legal and collection fees, incurred by Lessor in enforcing the terms, conditions or provisions of this Agreement.

     40. OWNERSHIP, PERSONAL PROPERTY; LICENSED PROGRAM MATERIALS. The Equipment under Lease is and shall be the property of Lessor. Lessee shall have no right, title or interest therein except as set forth in the Lease. The Equipment is, and shall at all times be and remain, personal property and shall not become a fixture or realty. Licensed programs that Lessee acquires and finances with Lessor remain the property of their licensor. Ownership of licensed programs is governed by the license agreement between the licensor and Lessee, and is not affected by this Agreement.

     41. NOTICES; ADMINISTRATION. Service of all notices under the Agreement shall be sufficient if delivered personally or mailed to Lessee at its address specified in the Supplement or to IBM Credit Corporation as Lessor in care of the IBM location specified in the Supplement or invoice. Notices by mail will be effective on receipt or three (3) days after being deposited in the United States mail, duly addressed and with postage prepaid, whichever is earlier. Notices of default will be sent certified mail, or registered mail, or delivered in person and will be effective when received by the party. Notices, consents and approvals from or by Lessor will be given by Lessor or on its behalf by IBM and all payments will be made to IBM until Lessor notifies Lessee otherwise.

     42. LESSEE REPRESENTATION. Lessee represents and warrants that, as of the date it enters into any Lease or Financing Transaction under this Agreement; (a) Lessee is a legal entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and in each jurisdiction where Equipment and Financed items will be located, with full power to enter into this Agreement and any transactions contemplated herein; (b) this Agreement and any Lease or Financing Transaction hereunder have been duly authorized and executed by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms; (c) the execution and performance by Lessee of its obligations under this Agreement and any Lease or Financing Transaction will not violate any judgment, order, law or governmental regulation affecting Lessee or any provision of Lessee's documents of organization, or result in a breach or default of any instrument or agreement to which Lessee is a party or to which Lessee may be bound.

     43. GENERAL. Lessee agrees to take such further action and to execute such additional documents, instruments and financing statements as Lessor shall reasonably request to complete any Lease or Financing Transaction under this Agreement or to protect Lessor's interest in the Equipment or Financed items.

     This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute but one and the same document.

     44. APPLICABLE LAW; SEVERABILITY. This Agreement will be governed by and construed in accordance with the laws of the State of New York. If any provision of this Agreement is held to be invalid or unenforceable, all other provisions shall remain in effect.

                             TERM LEASE SUPPLEMENT
Date Prepared: 06/09/00                                              Page 1 of 2

Customer No.: 2706097                                  Supplement Number: C00837181          Purchase Agreement Ref.:
Customer Name and Address     Installed at Location    IBM CSO Location:   178
EDISON SCHOOLS                EDISON SCHOOLS           IBM CSO Location Address
521 FIFTH AVE                 521 FIFTH AVE            ELA SUPPORT OFFICE            Term Lease Master Agreement No.: 2706091
15TH FLR                      15TH FLR                 1605 LBJ FREEWAY                   Associated Supplement Nos.:
NEW YORK, NY 10001            NEW YORK, NY 10001       DALLAS, TX 75234                       Summary Supplement No.:
                                                       ATTN: DAVID M. GOODNIGHT                       Amendment Nos.:
                                                       972-280-4030                                    Addendum Nos.:
Customer Reference:                                                                                 Quote Letter No.: Q0209271304


     Location/               Leased or Financed Item  Plant                     (*)                  Unit Purchase
Line Lessor      Installed   Type Model/Feature       Order or Serial    (*)    Purch.  Maint.  (*)  Price/Amount
 No  Customer No   State     Description               MES No  No       Option  Option  Include Term  Financed
---------------------------------------------------------------------------------------------------------------------
001  2706097/         NY    9993-ELA                           A715631   S       NA             36   10,770,375.00
      4565693                  IBM ELA FINANCING



---------------------------------------------------------------------------------------------------------------------
Supplier Name                 Supplier Customer No                     (*) Security Deposit          Total Amount
                                                                                                       Financed
                                                                                                      (this page)

---------------------------------------------------------------------------------------------------------------------
                                                                                                     10,770,375.00

---------------------------------------------------------------------------------------------------------------------
                                                                                                     Total Amount
                                                                                                       Financed
                                                                                                     (all pages)

                                                                                                     10,770,375.00
---------------------------------------------------------------------------------------------------------------------
(*) See page 2 for explanations, definitions and additional items

FOR THESE LEASE RATES TO BE VALID, THIS SUPPLEMENT MUST BE SIGNED AND RECEIVED BY LESSOR BY: 06/29/00.


                                               (*)Estimated
     Location/                                 Commencement
Line Lessor        Rate                          /Release
 No  Customer No  $/1000       Rent                Date
----------------------------------------------------------------------
 01  2706097/     34.67        373,409         06/30/00
      4565693


----------------------------------------------------------------------
                  (*) Interim   Total Rent          Payment Period
                      Rent      (this page)       MONTHLY IN ARREARS
                     Applies?  Taxes May Apply
                                                Rent Commencement Date
                       NO      373,409

----------------------------------------------------------------------
                               Total Rent
                               (all pages)
                             Taxes May Apply

                               373,409



THE TERM LEASE MASTER AGREEMENT REFERENCED ABOVE, THIS SUPPLEMENT AND ANY APPLICABLE ATTACHMENTS OR ADDENDA ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT. THESE DOCUMENTS SUPERSEDE ANY PRIOR ORAL OR WRITTEN COMMUNICATIONS BETWEEN THE PARTIES. BY SIGNING BELOW, BOTH PARTIES AGREE TO THE TERMS REPRESENTED BY THIS SUPPLEMENT. IF AGREED TO BY LESSEE AND LESSEE'S SUPPLIER, LESSEE AUTHORIZES LESSOR TO CHANGE THE AMOUNT FINANCED AND THE RESULTING RENT. LESSEE FURTHER AUTHORIZES LESSOR TO INSERT MACHINE SERIAL NUMBERS ON THIS SUPPLEMENT AS THEY BECOME AVAILABLE, WITHOUT FURTHER AUTHORIZATION FROM LESSEE. DELIVERY OF AN EXECUTED COPY OF ANY OF THESE DOCUMENTS BY FACSIMILE OR OTHER RELIABLE MEANS SHALL BE DEEMED TO BE AS EFFECTIVE FOR ALL PURPOSES AS DELIVERY OF A MANUALLY EXECUTED COPY. LESSEE ACKNOWLEDGES THAT LESSOR MAY MAINTAIN A COPY OF THESE DOCUMENTS IN ELECTRONIC FORM AND AGREES THAT A COPY REPRODUCED FROM SUCH ELECTRONIC FORM OR BY ANY OTHER RELIABLE MEANS (FOR EXAMPLE, PHOTOCOPY, IMAGE OR FACSIMILE) SHALL IN ALL RESPECTS BE CONSIDERED EQUIVALENT TO AN ORIGINAL. IF INDICATED HERE, THE FOLLOWING ATTACHMENTS SHALL APPLY TO AND BE INCORPORATED BY REFERENCE:

Accepted by:                                                        Initial below
IBM Credit Corporation             EDISON SCHOOLS                   to request an
                                   ----------------------------     IBM maintenance     ------------------
                                       Lessee                       agreement on
For or as Lessor:                                                   IBM Leased items    ------------------

By:                                By: /s/ Donald Sunderland
   ------------------------           -------------------------
     Authorized Signature               Authorized Signature

                                   Donald Sunderland   6/12/00
---------------------------        ---------------------------
Name (Type or Print)  Date         Name (Type or Print) Date


                             TERM LEASE SUPPLEMENT
                        Additional Terms and Conditions
                                                            Supp. No.: C00837181

OPTION CODES
  B Lease with fair market value end-of-lease options and Lessor is owner for tax purposes
  B+ Lease with fair market value end-of-lease options
  G Lease with fair market value end-of-lease options for tax exempt Lessees B* Lease with prestated end-of-lease options
  G* Lease with one dollar ($1) end-of-lease purchase option and tax exempt interest for tax exempt Lessees
  B$ Lease with one dollar ($1) end-of-lease purchase option
  L  Lease for used equipment
  LG Lease for used equipment for tax exempt Lessees
  S  Financing of IBM One-Time Charges
  S* Financing of IBM One-Time Charges with tax exempt interest for tax exempt
     Lessees
  T  Financing of other one-time charges
  T* Financing of other one-time charges with tax exempt interest for tax exempt Lessees

TERM CODES
  CO Coterminous Lease - The Term for this Equipment shall expire at the same time as the Term for an associated item of Equipment.

PURCH. OPTION (PURCHASE OPTION CODES END-OF-LEASE ONLY)
  FM   Fair market sales value at end-of-Lease  NA  Not Applicable
  CL   Contact IBM Credit for purchase price    $1  Purchase price is one dollar
       ($1.00)
number Prestated purchase percent - Purchase price will be the Unit Purchase
       Price times this percent.
  G* Purchase Option Codes are specified in Customer Bulletin "G Prime Purchase Option Codes" (Zt25-4113) which is available on request.

INTEREST RATE. The Interest Rate, if stated, is the Annual Percentage Rate
(APR) which will never be exceeded for the transaction.

RATE PROTECTION. The Rates stated on the Supplement are not subject to change provided the Supplement is signed and returned to Lessor by the date indicated on the face of the Supplement and (if applicable) the Equipment is installed or a signed certificate of acceptance ("COA") is received by the end of the month of the Estimated Commencement Date stated on the Supplement.

BASE EXTENSIONS
For Equipment designated as "Base Extension", this Supplement supersedes the prior Lease for this Equipment and incorporates the terms of the Term Lease Master Agreement effective for this Supplement, which terms may differ from those governing the superseded Lease.

SUPPLEMENT OPTIONS. When indicated on the face of the Supplement, the following terms and conditions shall apply to transactions indicated in this Supplement.

  *  INTERIM RENT
Notwithstanding Paragraphs 13, 15 and 16 of the Agreement, the Rent Commencement Date shall be the first day of the first full Payment Period following the date that would otherwise constitute the "Rent Commencement Date" under Paragraph 13. Lessee will pay interim Rent from the date that would otherwise constitute the "Rent Commencement Date" under Paragraph 13 to the Rent Commencement Date. Such interim Rent shall be prorated based on the Payment Period, that is 30 days for monthly, 90 days for quarterly, 182 days for semi-annually or 365 days for annually.

  *  PAYMENT IN ADVANCE
Rent will be due on the first day of each Payment Period and (except for the invoice for the first Payment Period) will be invoiced one month before its due date. The invoice for any initial partial Payment Period and the first full Payment Period will be issued on the first day of the first full Payment Period following the date of installation.

  *  PAYMENT IN ARREARS
Rent will be invoiced in advance as of the first day of each Payment Period and will be due on the day following the last day of the Payment Period.

  *  SECURITY DEPOSIT
As a condition to Lessee entering into the transactions indicated in the Supplement, Lessee has granted Lessor a security deposit in the amount indicated on the face of this Supplement, to secure Lessee's payment obligations hereunder. Lessor may apply any portion of the security deposit against any payment default and shall hold the security deposit until Lessee's obligations under the Agreement are satisfied in full.

TAX EXEMPT REQUIREMENTS (FOR OPTIONS G*, S* AND T*)

Lessee represents that Lessee qualifies as a State or political subdivision of a State for purposes of Section 103(a) of the Code. Any misrepresentation of Lessee's status under Section 103(a) is an event of default under the Agreement. Lessee shall comply with all information reporting requirements of Code Section 149(e) and Treasury Regulations thereunder. Lessee shall file the appropriate Internal Revenue Service (IRS) Form 8038-G or 8038-GC. Lessee shall pay Lessor, on demand, a sum to be determined by Lessor, that will return to Lessor the economic results Lessor would otherwise have received if:

     1. Lessee does not file the above IRS form on a timely basis; or

     2. IRS rules Lessee does not qualify under Section 103(a) of the Code

AUTHORITY TO SIGN FINANCING STATEMENTS

Lessee authorizes Lessor or its agent as attorney in fact for the limited purpose of executing in Lessee's name and filing any Uniform Commercial Code financing statements or similar documents. Such authorization shall not constitute a general power of attorney from Lessee, shall be narrowly construed, and shall not be effective for any purpose other than to execute UCC-1 filings relating to the Equipment listed on this Supplement. However, Lessor will not prepare, execute or file financing statements or similar documents for Option B, G, G* or LG.

WARRANTY DISCLAIMER

EXCEPT FOR LESSOR'S WARRANTY OF QUIET ENJOYMENT, LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING BUT NOT LIMITED TO, THE CAPABILITY OF THE EQUIPMENT OR PROGRAMMING TO CORRECTLY PROCESS, PROVIDE AND/OR RECEIVE DATE DATA WITHIN AND BETWEEN THE 20TH AND 21ST CENTURIES, AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

LEASE AGREEMENT AMENDMENT. The following terms and conditions only apply to Term Lease Master Agreements signed prior to January 1997.

  *TERM
The initial Term of the Lease or Financing transaction shall begin on the Rent Commencement Date and shall expire at the end of the number of months under "Term" in the Supplement.

  *OPTIONAL EXTENSION
For purposes of the Optional Extension paragraph in the Agreement, the Rent shall be calculated as the sum of the Lease payments over the initial Term divided by the initial Term of the Lease, but for Options B, B+ or L not less than fair market rental value.

  *TERMS FOR USED EQUIPMENT
This Equipment is provided without any warranty by Lessor, in accordance with Paragraph 9. It is subject to prior disposition at any time prior to Lessor's signature on the Supplement. Rent Commencement Date will be the earlier of installation or 14 days after Release Date. Lessee payment of 3 months Rent as liquidated damages is required if Lessee cancels its commitment to lease after Lessor's Supplement acceptance but before the Equipment is delivered and accepted by Lessee. Lease expiration notice shall be as soon as practicable if the Term is 3 months or less. If Equipment is unmodified, manufactured and assembled by or for IBM and IBM installs and maintains the Equipment, Lessee may exercise the Lessor's quality satisfaction guarantee within 90 days of the Release date. At Lessor's option, the Equipment will either be replaced with equivalent Equipment or returned to Lessor and the Lease terminated with any Rent payments made to Lessor refunded.

  *TERMS FOR NON-IBM EQUIPMENT AND FOR EQUIPMENT NOT SOURCED FROM IBM Notwithstanding anything to the contrary in the Agreement, for purpose of this Supplement, "Lessee's Supplier" shall be the party with whom Lessee has contracted to purchase Equipment, license program materials or acquire services leased or financed herein. Any occurrences of "or Effective Date for Additional License" in the Agreement are deleted. Any reference to "Estimated Shipment Date" shall mean "Estimated Commencement Date". The Rent Commencement Date shall be the date Lessee designates on the COA. Any terms and conditions applicable to Option B shall also apply to Options B+ and L. Lessee shall return the equipment in good condition and working order, wear and tear excepted and qualified for the manufacturer's approved maintenance service. Should Lessee elect to alter or modify the Equipment, any Lessor-owned Parts that Lessee removes shall remain Lessor's property and Lessee is not permitted to make such Parts available for sale, transfer, exchange or other disposition without Lessor's prior written consent. If Lessor consents to a disposition of the removed Parts, the restoration must be with parts Lessor owns or supplies, or those supplied by a source approved by Lessor.